EXHIBIT 23





                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the registration statement listed below of our report on the financial statements of The Coca-Cola Company Thrift & Investment Plan included in the Annual Report on Form 11-K of The Coca-Cola Company for the year ended December 31, 2002:

        1. Registration Statement No. 2-58584 on Form S-8, dated November 20, 1987, as amended

        2. Registration Statement No. 333-83270 on Form S-8, dated February 22, 2002






                                    /s/  BANKS, FINLEY, WHITE & CO.



Atlanta, Georgia
June 27, 2003